Exhibit 10.2

AMENDMENT TO EMPLOYMENT AGREEMENT

This Amendment to Employment Agreement (“Amendment”) is entered into by and between ArQule, Inc., a Delaware corporation (the “Company”) with its principal offices at 19 Presidential Way, Woburn, Massachusetts 01801, and Dr. Brian Schwartz, the Company’s Chief Medical Officer (“Executive”).  The purpose of this Amendment is to amend the Employment Agreement dated as of June 17, 2008, between the Company and Executive (the “Agreement”).  This Amendment shall be effective as of the date of execution set forth below (the “Effective Date”).  Capitalized terms used but not defined in this Amendment shall have the meanings ascribed to them in the Agreement.  In consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the Company and Executive (collectively, the “Parties”) hereby agree as follows:

1.
Performance-Based Stock Units.  Subject to the approval of the Compensation, Nominating and Governance Committee (the “CNG Committee”) of even date herewith and subject to the terms and conditions of the Plan and the Stock Unit Agreement that the Company shall provide to Executive (which shall be substantially in the form attached as Exhibit B to this Amendment), and in addition to any other equity awards for which Executive may be eligible, Executive shall be eligible to receive a grant of 50,000 shares of the Company’s common stock (the “Performance-Based Stock Units”), which shall vest based on the Company’s achievement of the milestone set forth in Exhibit A to this Amendment.  Executive must be employed by the Company as of the date the milestone is achieved to be entitled to the vesting of the Performance-Based Stock Units associated with that milestone.  Notwithstanding the foregoing, if Executive is terminated without Cause after the price of the Company’s common stock has averaged at or above a target price and for a duration established by the CNG Committee, then the Severance Package set forth in Section 5.1.1 of the Agreement shall also include the 50,000 Performance-Based Stock Units referenced herein, which shall vest on the Termination Date.

2.
No Tax Advice.  Executive acknowledges and agrees that the Company has provided no tax advice to Executive with respect to this Amendment and that Executive shall be solely responsible for any and all taxes attributable to Executive, including but not limited to income taxes and payroll taxes.

3.
Entire Understanding.  This Amendment, including its Exhibits, constitutes the entire understanding and agreement between the Parties regarding the subject matter hereof and supersedes all prior agreements, written or oral, with respect to the subject matter hereof, except that, other than as explicitly modified by the terms of this Amendment, the Agreement shall remain in full force and effect in accordance with its provisions.  This Amendment shall be incorporated into the Agreement as an additional provision thereto.

4.	Governing Law. This Amendment shall be governed by and construed and enforced in accordance with the laws (other than the law governing conflict of law questions) of the Commonwealth of Massachusetts.

IN WITNESS WHEREOF, the Parties have executed or caused to be executed this Agreement as of February 23, 2012.

ARQULE, INC.	EXECUTIVE

By: /s/ Peter S. Lawrence	By: /s/ Brian Schwartz
Name: Peter S. Lawrence	Name: Brian Schwartz
Title: President and Chief Operating Officer	Title: Chief Medical Officer

Exhibit A

Vesting Schedule for Performance-Based Stock Units

           The Performance-Based Stock Units described in Section 1 of the Amendment shall vest according to the following schedule:

Milestone	Shares
Regulatory approval of a Company compound as set forth in votes of the CNG Committee relating thereto (the “Clinical Development Target”).	50,000

Exhibit B

ARQULE, INC. AMENDED AND RESTATED 1994 EQUITY INCENTIVE PLAN

STOCK UNIT AGREEMENT

This Stock Unit Agreement (this “Agreement”), dated as of February 23, 2012 (“Grant Date”) is made by and between ArQule, Inc., a Delaware Corporation (the “Company”), and Brian Schwartz (“Executive”).

1.             Operative Documents.

As stated herein, terms of this Agreement may be, subject to, make reference to, or incorporate, certain provisions of the following documents (collectively, the “Operative Documents”):

(a)       ArQule, Inc. Amended and Restated 1994 Equity Incentive Plan (the “Plan”);

(b)       Employment Agreement between the Company and Executive dated June 17, 2008 (the “Employment Agreement”);

(c)       Amendment to the Employment Agreement between the Company and Executive, dated February 23, 2012 (the “Amendment”); and

(d)       Votes taken on February, 2012 by the Compensation, Nominating and Governance Committee of the Board of Directors of the Company (the “Votes”).

Capitalized terms used herein without definition shall have the respective meanings given to them in, as the case may be, the relevant Operative Document.

2.             Grant of Performance-Based Stock Units.

In accordance with the Amendment and with reference to the Votes, the Company hereby awards to Executive 50,000 Performance-Based Stock Units, as provided for in Section 1 of the Amendment. The award of the Performance-Based Stock Units is made pursuant and subject to the terms and conditions of the Plan, and nothing herein shall be deemed to supersede such terms and conditions.  Upon execution of this Agreement, the Company shall cause the Performance-Based Stock Units to be recorded in a separate account maintained on the books of the Company.  The term “Performance-Based Stock Units” shall include any additional units issued to the Executive on account of the Performance-Based Stock Units awarded hereunder by reason of stock dividends, stock splits or recapitalizations (whether by way of mergers, consolidations, combinations or exchanges of shares or the like).  Each Performance-Based Stock Unit shall, upon vesting, entitle the Executive to receipt of one share of the Company’s Common Stock as referred to in the Plan.

3.             Vesting Schedule; Forfeiture.

The interest of Executive in the Performance-Based Stock Units shall vest as set forth in the Amendment with reference to the Votes.  Subject to last sentence of Section 1 of the Amendment, if Executive ceases to be an employee of the Company for any reason, all Performance-Based Stock Units that have not yet vested shall be forfeited upon such termination of employment and Executive shall thereafter have no further rights or interest in such Performance-Based Stock Units.  For avoidance of any doubt, the Company and the Executive confirm that in no event shall the number of Performance-Based Stock Units or shares of the Company’s Common Stock issued pursuant to the terms of the Operative Documents exceed 50,000.

4.             Restrictions.

Unless permitted under the terms of the Plan, Performance-Based Stock Units granted hereunder may not be sold, pledged or otherwise transferred and may not be subject to lien, garnishment, attachment or other legal process.

5.             Taxes.

Executive shall be liable for any and all taxes, including any withholding tax obligation, arising out of the vesting of Performance-Based Stock Units hereunder.  Executive may elect to satisfy such withholding tax obligation by having the Company retain shares of Common Stock underlying vested Performance-Based Stock Units having a fair market value equal to the Company’s minimum withholding obligation.

6.             Miscellaneous.

(a)           Unless and until the Performance-Based Stock Units awarded hereunder have vested, the Executive will have no right of a shareholder with respect to the shares of Common Stock underlying the Performance-Based Stock Units including no right to vote or to receive any dividends paid with respect to such shares of Common Stock.

(b)           The parties agree to execute such further instruments and to take such action as may reasonably be necessary to carry out the intent of this Agreement.

(c)           Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon delivery to Executive at his address then on file with the Company.

(d)           Neither the Plan nor this Agreement nor any provisions under either shall be construed so as to grant Executive any right to remain in the employ of the Company.

(e)           This Agreement and the Amendment constitute the entire agreement of the parties with respect to the subject matter hereof.

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IN WITNESS WHEREOF, the undersigned have executed this Agreement effective as of the Grant Date set forth above.

ARQULE, INC.

By: /s/ Peter S. Lawrence
Name: Peter S. Lawrence
Title: President and Chief Operating Officer

/s/ Brian Schwartz
Brian Schwartz

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